Exhibit 11
----------

                    ROYAL APPLIANCE MFG. CO. AND SUBSIDIARIES

                                    FORM 10-K
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                       For Years Ended December 31, 1996,
                                1995, and 1994
                   (in thousands, except per share amounts)

                                                              1996                 1995                    1994
                                                             ------               ------                  -----
Net income (loss) applicable to share                       $ 9,436              $(13,756)               $ 1,962(A)
                                                            =======              ========                =======

Primary:
   Weighted average common shares
       outstanding for the period                            24,030                23,999                 23,999

   Dilutive stock options - based on
       the treasury stock method using average
       market price                                             183                    --                     12
                                                            -------              --------                -------

Totals                                                       24,213                23,999                 24,011
                                                            =======              ========                =======



Fully diluted:
   Weighted average common shares
       outstanding for the period                            24,030                23,999                 23,999


   Dilutive stock options - based on the treasury stock method using the year-end market price if higher than the
       average market price                                     242                    --                     12
                                                            -------               -------                -------

Totals                                                       24,272                23,999                 24,011
                                                            =======               =======                =======


Earnings (loss) per common and common equivalent share:

   Primary                                                  $   .39               $  (.57)               $   .08

   Fully diluted (B)                                        $   .39               $  (.57)               $   .08

(A) Amount has been restated to reflect a change in the valuation method of accounting for inventory from the LIFO method to the FIFO method.

(B) This calculation is submitted in accordance with Regulations S-K Item 601(b)(11) although not required for statement of income presentation because it results in dilution of less than 3 percent.